MANAGEMENT FEE WAIVER AGREEMENT

Management Fee Waiver Agreement, dated as of December 19, 2017, by INVESCO POWERSHARES CAPITAL MANAGEMENT LLC (the “Adviser”), a Delaware limited liability company registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Agreement”).

WHEREAS, Invesco PowerShares Capital Management LLC is the investment adviser of PowerShares Exchange-Traded Fund Trust and PowerShares Exchange-Traded Fund Trust II, each a Massachusetts business trust, and PowerShares Actively Managed Exchange-Traded Fund Trust and PowerShares Exchange-Traded Self-Indexed Fund Trust, each a Delaware statutory trust (collectively, the “Trusts”);

WHEREAS, the Adviser agrees to limit the total operating expenses of the funds of the Trusts listed in Schedule A (the “Funds”); and

WHEREAS, the Trusts desire to induce the Adviser to waive a portion of its unitary management fee for the Funds.

NOW, THEREFORE, the parties hereto agree as follows:

1.

The Adviser agrees to waive a portion of its unitary management fee to the extent necessary to prevent each Fund’s operating expenses (excluding interest expenses, brokerage commissions and other trading expenses, Acquired Fund Fees and Expenses (as defined in Securities and Exchange Commission Form N-1A), if any, taxes and litigation expenses and extraordinary expenses) from exceeding the percentage of daily net assets set forth in Schedule A (the “Expense Cap”).

2.	The Adviser may not terminate this Agreement prior to the date set forth in Schedule A. Following that date, the Adviser may terminate this Agreement without penalty.

INVESCO POWERSHARES CAPITAL MANAGEMENT LLC

By:	/s/ Daniel E. Draper
Name: Daniel E. Draper
Title: Managing Director

SCHEDULE A

(as of June 4, 2018)

Portfolio	Expense Cap	Date of Expiration of Management Fee Waiver
Invesco Exchange-Traded Fund Trust

Invesco Dow Jones Industrial Average Dividend ETF	0.30%	4/6/2020

Invesco Raymond James SB-1 Equity ETF	0.75%	5/18/2020

Invesco S&P 100® Equal Weight ETF	0.40%	4/6/2020

Invesco S&P 500® Equal Weight Consumer Discretionary ETF	0.40%	4/6/2020

Invesco S&P 500® Equal Weight Consumer Staples ETF	0.40%	4/6/2020

Invesco S&P 500® Equal Weight Energy ETF	0.40%	4/6/2020

Invesco S&P 500® Equal Weight ETF	0.20%	4/6/2020

Invesco S&P 500® Equal Weight Financials ETF	0.40%	4/6/2020

Invesco S&P 500® Equal Weight Health Care ETF	0.40%	4/6/2020

Invesco S&P 500® Equal Weight Industrials ETF	0.40%	4/6/2020

Invesco S&P 500® Equal Weight Materials ETF	0.40%	4/6/2020

Invesco S&P 500® Equal Weight Real Estate ETF	0.40%	4/6/2020

Invesco S&P 500® Equal Weight Technology ETF	0.40%	4/6/2020

Invesco S&P 500® Equal Weight Utilities ETF	0.40%	4/6/2020

Invesco S&P 500® Pure Growth ETF	0.35%	4/6/2020

Invesco S&P 500® Pure Value ETF	0.35%	4/6/2020

Invesco S&P 500® Top 50 ETF	0.20%	4/6/2020

Invesco S&P MidCap 400® Equal Weight ETF	0.40%	4/6/2020

Invesco S&P MidCap 400® Pure Growth ETF	0.35%	4/6/2020

Portfolio	Expense Cap	Date of Expiration of Management Fee Waiver
Invesco S&P MidCap 400® Pure Value ETF	0.35%	4/6/2020

Invesco S&P SmallCap 600® Equal Weight ETF	0.40%	4/6/2020

Invesco S&P SmallCap 600® Pure Growth ETF	0.35%	4/6/2020

Invesco S&P SmallCap 600® Pure Value ETF	0.35%	4/6/2020

Invesco Wilshire Micro-Cap ETF	0.50%	4/6/2020

Invesco Wilshire US REIT ETF	0.32%	5/18/2020

Invesco Exchange-Traded Fund Trust II

Invesco China All-Cap ETF	0.70%	4/6/2020

Invesco China Technology ETF	0.70%	5/18/2020

Invesco MSCI Emerging Markets Equal Country Weight ETF	0.70%*	4/6/2020

Invesco S&P High Income Infrastructure ETF	0.45%	5/18/2020

Invesco Shipping ETF	0.65%	4/6/2020

Invesco Actively Managed Exchange-Traded Fund Trust

Invesco Total Return Bond ETF	0.50%	4/6/2020

Invesco Exchange-Traded Self-Indexed Fund Trust

Invesco BulletShares 2018 Corporate Bond ETF	0.24%	4/6/2020

Invesco BulletShares 2018 High Yield Corporate Bond ETF	0.42%	4/6/2020

Invesco BulletShares 2019 Corporate Bond ETF	0.24%	4/6/2020

Invesco BulletShares 2019 High Yield Corporate Bond ETF	0.42%	4/6/2020

Invesco BulletShares 2020 Corporate Bond ETF	0.24%	4/6/2020

Invesco BulletShares 2020 High Yield Corporate Bond ETF	0.42%	4/6/2020

Invesco BulletShares 2021 Corporate Bond ETF	0.24%	4/6/2020

Portfolio	Expense Cap	Date of Expiration of Management Fee Waiver
Invesco BulletShares 2021 High Yield Corporate Bond ETF	0.42%	4/6/2020

Invesco BulletShares 2022 Corporate Bond ETF	0.24%	4/6/2020

Invesco BulletShares 2022 High Yield Corporate Bond ETF	0.42%	4/6/2020

Invesco BulletShares 2023 Corporate Bond ETF	0.24%	4/6/2020

Invesco BulletShares 2023 High Yield Corporate Bond ETF	0.42%	4/6/2020

Invesco BulletShares 2024 Corporate Bond ETF	0.24%	4/6/2020

Invesco BulletShares 2024 High Yield Corporate Bond ETF	0.42%	4/6/2020

Invesco BulletShares 2025 Corporate Bond ETF	0.24%	4/6/2020

Invesco BulletShares 2025 High Yield Corporate Bond ETF	0.42%	4/6/2020

Invesco BulletShares 2026 Corporate Bond ETF	0.24%	4/6/2020

Invesco BulletShares 2027 Corporate Bond ETF	0.24%	4/6/2020

Invesco Multi-Factor Large Cap ETF	0.25%	4/6/2020

Invesco U.S. Large Cap Optimized Volatility ETF	0.30%	4/6/2020

*	The Expense Cap for Invesco MSCI Emerging Markets Equal Country Weight ETF includes Acquired Fund Fees and Expenses (as defined in Securities and Exchange Commission Form N-1A).

INVESCO CAPITAL MANAGEMENT LLC

By:	/s/ Daniel E. Draper
Name: Daniel E. Draper
Title: Managing Director